FIRST PACTRUST BANCORP, INC.

Investor Material

Forward-Looking Statements

These materials contain various forward-looking statements that are based on assumptions and describe our future plans and strategies and our expectations. These forward-looking statements are generally identified by words such as "believe," "expect," "intend," "anticipate," "estimate," "project," or similar words. Our ability to predict results or the actual effect of future plans or strategies is uncertain. Factors which could cause actual results to differ materially from those estimated include, but are not limited to continuation or worsening of current recessionary conditions, as well as continued turmoil in the financial markets; our ability to implement our acquisition strategy and the applicability of the FDIC Statement of Policy on Qualifications for Failed Bank Acquisitions to us; the credit risks of lending activities, which may be affected by further deterioration in the real estate market, may lead to decreased loan delinquencies, losses and nonperforming assets in our loan portfolios, and may result in our allowance for loan losses not being adequate to cover actual losses, and require us to materially increase our reserves; changes in general economic conditions, either nationally or in our market area; changes in the levels of general interest rates, and the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area; results of examinations of us by the Office of Thrift Supervision or by other regulatory authorities, including our compliance with our Memorandum of Understanding and the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses, write-down asset values, increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; legislative or regulatory changes that adversely affect our business, including changes in the interpretation of regulatory capital or other rules; our ability to control operating costs and expenses; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; errors in our estimates in determining fair value of certain of our assets, which may result in significant declines in valuation; the network and computer systems on which we depend could fail or experience a security breach; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; adverse changes in the securities markets; earthquake, fire or other natural disasters affecting the condition of real estate collateral; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services and the other risks described as detailed in the Company's reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Financial Projections

This presentation contains projections of financial performance. Such projections are, by nature, based on anticipating future events that cannot be predicted with accuracy and there is no assurance that the projections can or will be achieved. Such projections are also based on certain assumptions made at the time such projections were formulated and may not necessarily be updated for any subsequent developments. Actual results will be dependent upon a number of factors that are beyond the control of the Company and the Bank. Accordingly, the projections should not be viewed as an estimate, prediction or representation as to future results and should not be relied on in making an investment decision. Actual results may differ substantially from the projections. The information contained in this document is for information purposes only and based solely on information and data supplied by the Company and other third party sources. While the information contained in this document is based on sources believed to be reliable, neither the Company nor its representatives have independently verified the facts, assumptions, and estimates contained in this document. Accordingly, no representation or warranty, expressed or implied, is made to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the information and opinions contained in this document. Investment results may vary substantially over time and from period to period based on many factors and an investor could lose its entire investment. Past performance is not necessarily indicative of future performance. Prospective investors should consult with their financial, legal, and tax advisors before making any investment decisions.

As used herein, the "Company," "we," "us" and "our" refer to First PacTrust Bancorp, Inc. and the "Bank" refers to Pacific Trust Bank, a wholly owned subsidiary of the Company.

FIRST PACTRUST BANCORP, INC.

San Diego's Largest Federally Chartered Community Bank

Deep Community Roots

- Chartered by the Office of Thrift Supervision, insured by FDIC
- Founded in 1941 with 69 years of continuous operations (public as of 2002)
- Former credit union for Rohr, Inc.
- 87 Employees and 18,000 depository relationships

Valuable Branch Network

- 9 banking locations, including 6 full service branches ($70 million of average deposits) (as of 12/31/09)
- Member of CU Service Center Network with over 4,060 shared branch locations throughout the U.S.
- 1.34% cost of deposits (as of 12/31/09) with no brokered funds

Disciplined Credit Team

- Average FICO score at origination of 739 (as of 12/31/09)
- Average LTV at origination of 58% (as of 12/31/09)
- Limited construction ($~1 million), land ($14 million), negative amortization (<$30 million) and 2nd Deed of Trust exposure (~$11 million) (as of 12/31/09)

Attractive Assets

- First Trust Deeds on Owner Occupied, SFR
- Mortgages in beach cities throughout San Diego (e.g., La Jolla, Coronado, Rancho Santa Fe, Del Mar and Carlsbad)
- Approximately 1,000 residential mortgage loans (Average size $600,000) (as of 12/31/09)

Positioned for Growth

- Balance sheet is strong with capacity to originate meaningful volumes of commercial real estate and small business (C&I) loans
- Growth plans are complimentary with regulatory goals

Ranking for Largest Community Bank Franchises in San Diego*

NAME (CHARTER TYPE)	12/31/2007	12/31/2008	12/31/2009	MOST RECENT
California Bank & Trust (STATE)	1	1	1	1
Pacific Western Bank (STATE)	2	2	2	2
Imperial Capital Bank (STATE)	3	3	FAIL	FAIL
La Jolla Bank (FEDERAL)	4	4	3	FAIL
San Diego National Bank (FEDERAL)	5	5	FAIL	FAIL
Bank of Internet USA (FEDERAL)	6	6	4	3
PACIFIC TRUST BANK (FEDERAL)	**7**	**7**	**6**	**4**
Torrey Pines Bank (STATE)	8	8	5	5
1st Pacific Bank of California (STATE)	9	10	9	8
Metro United Bank (STATE)	10	9	7	6
Regents Bank (FEDERAL)	11	12	10	9
Silvergate Bank (STATE)	12	11	8	7
Balboa Thrift and Loan Association (STATE)	13	13	12	11
Discovery Bank (STATE)	14	16	NA	NA
Security Business Bank of S.D. (STATE)	15	14	13	12
Home Bank of California (STATE)	16	17	14	13
California Community Bank (STATE)	17	15	11	10
Neighborhood National Bank (FEDERAL)	18	18	16	15
San Diego Trust Bank (STATE)	19	NA	15	14
Rancho Santa Fe Thrift & Loan (STATE)	20	20	NA	NA
Borrego Springs Bank (FEDERAL)	NA	19	20	19
San Diego Private Bank (STATE)	NA	NA	17	16
First Business Bank (FEDERAL)	NA	NA	18	17
Seacoast Commerce Bank (STATE)	NA	NA	19	18
Coronado First Bank (STATE)	NA	NA	NA	20

*Source: FDIC Website

Pacific Trust Bank's CAMEL Summary

	As of 12/31/09	Pro Forma
CAPITAL	• $18.47 Tangible Common Equity per share* • $79.4 million Tangible Common Equity* • 12.14% Tier 1 Risk-Based • 13.11% Total Risk-Based • $34 million market capitalization	• $13.44 Tangible Common Equity per share • $130.5 million Tangible Common Equity • 17.82% Tier 1 Risk-Based (est) • 18.71% Total Risk-Based (est) • $107 million market capitalization
ASSETS	• $792 million loan portfolio • 1.72% Reserves/Loans • 6.32% NPA/Total Assets (mostly TDRs) • 48.6% Texas Ratio	• Modest growth targets emphasizing diversification into CRE and C&I loans • 5.35% NPA/Total Assets • 33.6% Texas Ratio
MANAGEMENT	• Since its formation in 1941 (and its 2002 conversion to a publicly traded thrift), Pacific Trust Bank has maintained a solid and disciplined approach to lending.	• Subject to regulatory approvals, Pacific Trust Bank will expand its management team to include a group led by Gregory Mitchell, a former regulator, investment banker and most recently CEO of California National Bank.
EARNINGS	• Net interest margin 3.44% • Core (pre-tax, pre-provision) earnings ROE 19.4%, ROA 1.74%* • 2010 core (pre-tax, pre-provision) earnings estimate $15.8 million*	• 4.5% target Net interest margin • Target after-tax 15% ROE and 1.5% ROA
LIQUIDITY	• $658 million retail deposits • No brokered deposits • 1.34% cost of deposits • $96 million in cash and securities	• Increase DDA and other core accounts through de novo branching and hiring of skilled community bankers • Enhance liquidity

*See "Non-GAAP Financial Information."

Roll-Out Strategy

Focus:

- Strengthen management and commence growth strategy within the Bank's primary footprint.
  - Hire additional talent with experience operating commercial and community banks in Southern California.
  - Locate and open new "Main on Main" retail banking locations and staff with well known community bankers.
  - Enhance loan and deposit product set.
  - Establish high quality C&I and community banking relationships.
- Diversify Portfolio and prudently deploy capital.
  - Originate high quality commercial real estate loans.
    - Very high market demand with limited supply of lenders.
    - Strengthens balance sheet and reduces concentration risk.

Secondary Opportunity:

- Selectively explore unassisted acquisitions.
  - Leverages capital base
  - Leverages skill management with proven integration skills
  - Subject to regulatory approval
- Produce strong accretion to book value and earnings
- Pursue strategic transactions with FDIC assistance.

Assets

- Pacific Trust is best characterized as a specialty savings institution that focuses asset production efforts on the origination of single family loans to borrowers with high credit scores, with the bulk of the loan portfolio located in highly desirable communities. Typical borrowers maintain a mid to high level net worth and strong income levels. They were attracted to Pacific Trust's innovative loan program and "high touch" customer service.
  - Average loan size of $605,000 (as of December 31, 2009)
  - Average FICO score at origination of 739 (as of December 31, 2009)
  - Average LTV at origination of 58% (as of December 31, 2009)
  - While the Bank maintains retail banking operations in Riverside County, as of December 31, 2009, the Bank had less than 60 loans in that market area with 85% of all loans (by dollar amount) performing as agreed.
- The Bank's classified assets total approximately $80.4 million as of 12/31/2009, representing 82.5% of capital and 72.7% of capital plus reserves. These ratios are expected to improve to 58.5% and 52.2%, respectively, following the recapitalization with further improvement expected as the Bank sees continued migration of TDRs to performing status.
- Pacific Trust Bank took $24.1 million in loan charge-offs during 2009 and 2008. Charge-offs are comprised largely of loan participations purchased from other banks.
- As of December 31, 2009, the Bank had approximately $14 million in land loans.
- As of December 31, 2009, the Bank held just two REO properties carried at $5.7 million.
- As of December 31, 2009, the Bank maintained total reserves of $13.1 million, or 1.72% of loans.
- The Bank's December 31, 2009 Texas ratio was 48.6%. On a pro forma basis, management projects that the Texas Ratio is projected to decline to 33.6% as a result of the capital infusion.
- Pacific Trust's homogenous balance sheet and low exposure to C&I and Commercial Real Estate loans provide management with a unique opportunity to secure high quality community banking and CRE loans.
- New production is expected to result in a widening of the Bank's net interest margin while also producing solid levels of fee income.

Pacific Trust Bank Loan Composition

- Pacific Trust Bank's loan portfolio consists predominantly of 1-4 family loans making up $670.6 million, or 88.5% of the Bank's gross loans.

Loan Portfolio Composition as of 12/31/09


Multi-Fam 4.0%
CRE 5.3%
C&I 0.1%
C&D 2.0%
1-4 Family 88.5%

Pacific Trust Bank, FSB	*6/30/2008*	*9/30/2008*	*12/31/2008*	*3/31/2009*	*6/30/2009*	*9/30/2009*	*12/31/2009*	*CAGR (%)*
Gross Loans ($000)	776,081	796,255	797,569	798,211	787,657	774,170	757,368	-1.61
Real Estate Loans ($000)								
Total Real Estate Loans	772,992	793,477	794,574	795,241	785,226	771,846	755,201	-1.54
Construction & Land Development	33,046	33,011	27,896	18,311	17,156	17,895	14,793	-41.48
Total 1-4 Family Loans	667,985	684,437	691,356	702,394	695,320	680,948	670,616	0.26
Total Closed-end 1-4 Family	460,953	463,075	460,969	459,637	445,140	430,790	423,361	-5.51
Closed-end 1-4 Family First Lien	460,164	462,320	460,218	458,890	444,143	429,797	422,410	-5.55
Closed-end 1-4 Family Jr Lien	789	755	751	747	997	993	951	13.26
Revolving Open-end 1-4 Family	207,032	221,362	230,387	242,757	250,180	250,158	247,255	12.57
Multifamily Residential Loans	36,369	34,443	33,959	33,307	31,674	32,115	29,997	NA
Total Commercial RE	35,592	41,586	41,363	41,229	41,076	40,888	39,795	7.73
Non-RE Loans ($000)								
Comm & Ind Loans	659	541	1,109	1,098	592	569	567	-9.54
Consumer Loans	2,430	2,237	1,886	1,872	1,839	1,755	1,600	-24.32
Performance ($000)								
Yield on Loans	5.83	5.86	5.79	5.68	5.54	5.24	5.13	
NPAs / Assets	3.39	3.53	3.56	3.81	4.35	4.94	5.61	

Pacific Trust Bank Loan Portfolio by City


Loans by City (as of 12/31/09)
Mammoth Lakes, 0.8%
Other, 17.8%
San Diego, 34.1%
La Mesa, 0.9%
Encinitas, 1.0%
El Cajon, 1.2%
Palm Desert, 1.4%
Escondido, 1.4%
Carlsbad, 1.5%
Del Mar, 1.6%
Los Angeles, 1.6%
Poway, 1.6%
Chula Vista, 3.1%
Rancho Santa Fe, 4.7%
Coronado, 7.7%
La Jolla, 19.2%


Chico
Reno
Nevada
Yuba City
Carson City
Santa Rosa
Davis
Sacramento
Petaluma
Concord
Stockton
San Francisco
Modesto
California
Santa Cruz
Madera
Watsonville
Fresno
Salinas
Hanford
Visalia
Death Valley National Park
Porterville
Las Vegas
San Luis Obispo
Bakersfield
Mojave National Preserve
Santa Maria
Lompoc
Los Angeles
Long Beach
Mission Viejo
Mexico
Tecate
Tijuana

Non-GAAP Financial Information

This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). These non-GAAP financial measures include tangible common equity, tangible common equity per share and core (pre-tax, pre-provision) earnings.

Tangible common equity and tangible common equity per share are calculated by excluding preferred equity from stockholders' equity and excluding any intangible assets (of which we currently have none) from assets. We believe that this is consistent with the treatment by the Office of Thrift Supervision, our regulatory agency, which excludes any intangible assets from the calculation of risk-based capital ratios. Accordingly, management believes that these non-GAAP financial measures provide information to investors that is useful in understanding the basis of our risk-based capital ratios.

Core (pre-tax, pre-provision) earnings are calculated by adding provision for loan losses to income before income taxes. Management believes that presenting core (pre-tax, pre-provision) earnings is useful in assessing our core performance and trends, particularly during periods of economic stress.

Reconciliations of the non-GAAP measures to the comparable GAAP measures are provided below.

The following table presents a reconciliation of tangible common equity to stockholders' equity:

	As of 12/31/09		Pro Forma*	
Stockholders' equity:	$	97,485	$	130,485
Less: Intangible assets		0		0
Tangible equity		97,485		130,485
Less: Preferred equity		(19,094)		0
Tangible common equity	$	79,391	$	130,485

*Giving effect to estimated net proceeds from private placement of $52.0 million.

Non-GAAP Financial Information (*cont.*)

The following table presents a reconciliation of tangible common equity per share to stockholders' equity per share:

	As of 12/31/09	Pro Forma*
Stockholders' equity per share:	$ 22.97	$ 13.44
Less: Effect of intangible assets	0.00	0.00
Tangible equity per share	22.97	13.44
Less: Preferred equity	(4.50)	0.00
Tangible common equity per share	$ 18.47	$ 13.44

*Giving effect to estimated net proceeds from private placement of $52.0 million.

The following table presents a reconciliation of estimated core (pre-tax, pre-provision) earnings for 2010 to estimated net income for 2010(1):

Estimated net income:	$ 5,341
Plus: Estimated income tax expense	3,491
Estimated pre-tax net income:	8,832
Plus: Estimated provision for loan losses	6,933
Estimated core (pre-tax, pre-prov.) earnings:	15,765

(1) The estimated amounts in this table are based on annualized operating results for the quarter ended March 31, 2010 and were prepared assuming that the private placement transaction would be completed in the third quarter of 2010. Such estimated amounts have not been updated for operating results for the quarter ended June 30, 2010 and the private placement transaction is now expected to be completed in the fourth quarter of 2010.

Non-GAAP Financial Information *(cont.)*

The following table presents a reconciliation of core earnings return on average equity to return on average equity for the year ended December 31, 2009:

Return on average equity:	3.57%
Plus: Effect of excluding income tax expense and provision for loan losses from net income	15.83
Core earnings return on average equity:	19.40

The following table presents a reconciliation of core earnings return on average assets to return on average assets for the year ended December 31, 2009:

Return on average assets:	0.39%
Plus: Effect of excluding income tax expense and provision for loan losses from net income	1.35
Core earnings return on average assets:	1.74